EXHIBIT 1.1



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                                SANO CORPORATION
                                     FORM OF

                         COMMON STOCK PURCHASE AGREEMENT
                                 July ___, 1997

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                                TABLE OF CONTENTS

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SECTION 1  AUTHORIZATION AND SALE OF COMMON STOCK...............................................................  1
         1.1      Authorization.................................................................................  1
         1.2      Sale of Common................................................................................  1

SECTION 2  CLOSING DATE: DELIVERY...............................................................................  1
         2.1      Closing Date..................................................................................  1
         2.2      Delivery......................................................................................  1

SECTION 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................  2
         3.1      Organization and Standing.....................................................................  2
         3.2      Corporate Power, Authorization................................................................  2
         3.3      Issuance and Delivery of the Shares...........................................................  2
         3.4      Private Placement Offering Memorandum: SEC Documents,
                  Financial Statement...........................................................................  2
         3.5      Governmental Consents.........................................................................  3
         3.6      No Material Adverse Change....................................................................  3
         3.7      Intellectual Property.........................................................................  3
         3.8      Authorized Capital Stock......................................................................  4
         3.9      Litigation....................................................................................  4
         3.10     Use of Proceeds...............................................................................  4
         3.11     Accountants...................................................................................  4
         3.12     Compliance With Other Instruments.............................................................  5
         3.13     Permits.......................................................................................  5
         3.14     Investment Company............................................................................  5
         3.15     Offering Materials............................................................................  5

SECTION 4  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS..........................................  5
         4.1      Power; Authorization..........................................................................  5
         4.2      Investment Experience.........................................................................  5
         4.3      Investment Intent.............................................................................  6
         4.4      Registration or Exemption Requirements........................................................  6

SECTION 5  CONDITIONS TO CLOSING OF PURCHASERS..................................................................  6
         5.1      Representations and Warranties................................................................  6
         5.2      Covenants.....................................................................................  7
         5.3      Blue Sky......................................................................................  7
         5.4      Legal Opinion.................................................................................  7
         5.5      Registration Statement........................................................................  7
         5.6      Nasdaq Qualification..........................................................................  7

SECTION 6  CONDITIONS TO CLOSING OF COMPANY.....................................................................  7
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                                TABLE OF CONTENTS
                                  (CONTINUED)

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         6.1      Representations and Warranties................................................................  7
         6.2      Covenants.....................................................................................  7
         6.3      Blue Sky......................................................................................  7
         6.4      Registration Statement........................................................................  7
         6.5      Nasdaq Qualification..........................................................................  8

SECTION 7  AFFIRMATIVE COVENANTS OF THE COMPANY.................................................................  8
         7.1      Financial Information.........................................................................  8
         7.2      Registration Requirements.....................................................................  8
         7.3      Indemnification and Contribution.............................................................. 10

SECTION 8  RESTRICTIONS ON TRANSFERABILITY OF SHARES: COMPLIANCE WITH SECURITIES ACT............................ 12
         8.1      Restrictions on Transferability............................................................... 12
         8.2      Restrictive Legend............................................................................ 12
         8.3      Transfer of Shares After Registration......................................................... 13
         8.4      Purchaser Information......................................................................... 13

SECTION 9  MISCELLANEOUS........................................................................................ 13
         9.1      Waivers and Amendments........................................................................ 13
         9.2      Placement Agent Fee........................................................................... 13
         9.3      Governing Law................................................................................. 14
         9.4      Survival...................................................................................... 14
         9.5      Successors and Assigns........................................................................ 14
         9.6      Entire Agreement.............................................................................. 14
         9.7      Notices, etc.................................................................................. 14
         9.8      Severability of this Agreement................................................................ 14
         9.9      Counterparts.................................................................................. 14
         9.10     Further Assurances............................................................................ 14
         9.11     Termination................................................................................... 15
         9.12     Expenses...................................................................................... 15
         9.13     Currency...................................................................................... 15

Exhibit A - Schedule of Purchasers
Exhibit B - Form of Purchaser's Questionnaire
Exhibit C - Form of Purchaser's Legend Removal Certificate
Exhibit D - Form of Purchaser's Certificate of Subsequent Sale
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                                SANO CORPORATION

                                     FORM OF

                         COMMON STOCK PURCHASE AGREEMENT

                  This Common Stock Purchase Agreement (the "Agreement") is made as of July ___, 1997, by and among Sano Corporation, a Florida corporation (the "Company") with its principal office at 3250 Commerce Parkway, Miramar, Florida 33025, and the persons listed on the Schedule of Investors attached hereto as Exhibit A (the "Purchasers")

                                    SECTION 1

                     AUTHORIZATION AND SALE OF COMMON STOCK

                  1.1 AUTHORIZATION. The Company has authorized the sale and issuance of __________ shares of its Common Stock pursuant to this Agreement (the "Shares").

                  1.2 SALE OF COMMON. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company the number of Shares set forth opposite each Purchaser's name on EXHIBIT A for $_____ per share.

                                    SECTION 2

                             CLOSING DATE: DELIVERY

                  2.1 CLOSING DATE. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131 at or before 10:00 a.m. New York Time, on that date that is two business days after the date on which the Registration Statement (as defined herein) is declared effective or at such time and place upon which the Company, Dillon, Read & Co. Inc. (the "Placement Agent") and the Purchasers shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

                  2.2 DELIVERY. At the Closing, the Company will deliver to each Purchaser a certificate, registered in the Purchaser's name as shown on EXHIBIT A, representing the number of Shares to be purchased by the Purchaser. Such delivery shall be against payment of the purchase price therefor by wire transfer to the Company's bank account in the amount set forth on EXHIBIT A.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Purchasers as of the Closing Date as follows:

                  3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Florida and is in good standing as a domestic corporation under the laws of said state and has all requisite corporate power and authority to conduct its business as currently conducted and disclosed in the Memorandum (as defined below).

                  3.2 CORPORATE POWER, AUTHORIZATION. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell and issue the Shares and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not, conflict with or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other agreement or instrument to which the Company or any of its properties is subject.

                  3.3 ISSUANCE AND DELIVERY OF THE SHARES. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive or any other similar rights of the stockholders of the Company or any liens or encumbrances.

                  3.4 PRIVATE PLACEMENT OFFERING MEMORANDUM: SEC DOCUMENTS, FINANCIAL STATEMENT. Each complete or partial statement, report, or proxy statement included within the Company's Private Placement Offering Memorandum dated June 26, 1997 (the "Memorandum") is a true and complete copy of or excerpt from such document as filed by the Company with the Securities and Exchange Commission (the "SEC"). The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with

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the requirements of the Exchange Act or the Securities Act of 1933, as amended
(the "Securities Act"), as applicable. Neither the Memorandum nor any of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended; provided, however, that the unaudited financial statements are subject to normal recurring year-end adjustments (which in any case will not be material) and do not contain all footnotes required under generally accepted accounting principles.

                  3.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states in which Shares are offered and/or sold, (b) the filing of the Registration Statement and all amendments thereto with the SEC as contemplated by Section 7.2 of this Agreement and (c) all required filings with the Nasdaq National Market necessary for the listing of the Shares.

                  3.6 NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed in the Offering Memorandum, since March 31, 1997, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse.

                  3.7 INTELLECTUAL PROPERTY. The Company owns or possesses sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, proprietary rights and processes that are necessary for the conduct and proposed conduct of its business as described in the Memorandum (the "Company's Proprietary Rights") without any conflict with or infringement of the rights of others that might result in a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company. The Company believes that there are no third parties who have or will be able to establish rights to any of the Company's Proprietary Rights that might result in a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, except for (i) the ownership rights of the third party licensors to the Company's Proprietary Rights which are licensed to the Company by such third party licensors and (ii) the third party licensees of the Company's Proprietary Rights which are licensed by the Company to such third party licensees.
To the knowledge of Company, there is no infringement by any third parties of any of the

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Company's Proprietary Rights. Except as disclosed in the Offering Memorandum, the Company has not received any notice of, or has no knowledge of any basis for, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trade secret, know-how or other proprietary rights that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, or settlement, or otherwise, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

                  3.8 AUTHORIZED CAPITAL STOCK. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company conforms, as of the dates for which such information is given, in all material respects to the statements relating thereto contained in the Memorandum; there is no capital stock outstanding as of such dates other than as described in the Memorandum; and all issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Memorandum and the Financial Statements of the Company and the related notes thereto included in the Memorandum, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. No stockholder of the Company, other than the Purchasers, has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement, except stockholders of the Company with such rights that are eligible to sell all of such securities pursuant to Rule 144(k) promulgated under the Securities Act.

                  3.9 LITIGATION. Except as set forth in the Memorandum, there are no actions, suits, proceedings or investigations pending or, to the best of the Company's knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is the possibility of an adverse decision that (a) would reasonably be expected to have a material adverse effect on the Company's properties or assets or the business of the Company as presently conducted or proposed to be conducted or (b) would reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement.

                  3.10 USE OF PROCEEDS. The Company will apply the net proceeds from the sale of the shares substantially in the manner set forth under the caption "Use of Proceeds" in the Memorandum.

                  3.11 ACCOUNTANTS. Arthur Andersen LLP, who have expressed their opinion with

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respect to the audited financial statements and schedules to be filed with the
Commission as a part of the Registration Statement and included in the Registration Statement and the Prospectus which forms a part thereof, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

                  3.12 COMPLIANCE WITH OTHER INSTRUMENTS. Except as to defaults, violations and breaches which individually or in the aggregate would not be material to the Company, the Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws, each as amended to date, or of any agreement, license, permit, instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company.

                  3.13 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

                  3.14 INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  3.15 OFFERING MATERIALS. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Memorandum.

                                    SECTION 4

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

                  Each Purchaser hereby severally represents and warrants to the Company, effective as of the Closing Date, as follows:

                  4.1 POWER; AUTHORIZATION. (i) Such Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Shares to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally.

                  4.2 INVESTMENT EXPERIENCE. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser has received and reviewed the

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Memorandum, is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to permit it to protect its own interests in connection with the purchase of the Shares.

                  4.3 INVESTMENT INTENT. Such Purchaser is purchasing the Shares for its own account as principal, for investment purposes only, and not with a present view to, or for, the resale distribution thereof, in whole or in part, within the meaning of the Securities Act or any state securities laws. Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Purchaser's investment intent as expressed herein. Such Purchaser has completed or caused to be completed the Purchaser Questionnaire attached hereto as EXHIBIT B for use in preparation of the Registration Statement (as defined below), and the responses provided therein shall be true and correct as of the effective date of the Registration Statement and as of the Closing Date. Purchaser has, in connection with its decision to purchase the number of Shares set forth in EXHIBIT A hereto, relied solely upon the Memorandum and the documents attached as appendices thereto and the representations and warranties of the Company contained herein. Such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder and applicable state securities laws.

                  4.4 REGISTRATION OR EXEMPTION REQUIREMENTS. Such Purchaser further acknowledges, understands and agrees that the Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. Such Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

                                    SECTION 5

                       CONDITIONS TO CLOSING OF PURCHASERS

                  Each Purchaser's obligation to purchase the Shares at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

                  5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made

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by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

                  5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

                  5.3 BLUE SKY. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Shares.

                  5.4 LEGAL OPINION. The Purchasers shall have received a legal opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., counsel to the Company, in the form attached hereto as Exhibit C.

                  5.5 REGISTRATION STATEMENT. The Registration Statement (as defined below) registering the resale of the Shares by the Purchasers shall have been filed with and declared effective by the SEC, and no stop order suspending the effectiveness thereof and no proceedings therefor shall be pending or threatened by the SEC.

                  5.6 NASDAQ QUALIFICATION. The Shares shall be duly authorized for listing by the Nasdaq National Market.

                                    SECTION 6

                        CONDITIONS TO CLOSING OF COMPANY

                  The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:


                  6.1 REPRESENTATIONS AND WARRANTIES. The representations made by the Purchasers in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

                  6.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

                  6.3 BLUE SKY. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares.

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

                  6.4 REGISTRATION STATEMENT. The Registration Statement (as defined below) registering the resale of the Shares by the Purchasers shall have been filed with and declared effective by the SEC, and no stop order suspending the effectiveness thereof and no proceedings therefor shall be pending or threatened by the SEC.

                  6.5 NASDAQ QUALIFICATION. The Shares shall be duly authorized for listing by the Nasdaq National Market.

                                    SECTION 7

                      AFFIRMATIVE COVENANTS OF THE COMPANY

                  The Company hereby covenants and agrees us follows:

                  7.1 FINANCIAL INFORMATION. The Company will mail the following reports to each Purchaser until such Purchaser transfers, assigns or sells the Shares purchased by such Purchaser pursuant to this Agreement:

                           (a) Within one hundred (100) days after the end of
each fiscal year, a copy of its Annual Report on Form 10-K.

                           (b) Within fifty-five (55) days after the end of the
first, second and third quarterly accounting periods of each fiscal year of the Company, a copy of its Quarterly Report on Form 10-Q.

                           (c) Within ten (10) days after the Company files any
Current Report on Form 8-K with the SEC, such Current Report on Form 8-K

                  7.2 REGISTRATION REQUIREMENTS.

                           (a)      The Company shall use its best efforts to
prepare and file a registration statement with the SEC under the Securities Act to register the resale of the Shares by the Purchasers (the "Registration Statement") no later than ten (10) days after the date hereof.

                           (b)      The Company shall pay all Registration
Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Shares resold by such Purchaser. Registration Expenses shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

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Selling Expenses shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Shares and all fees and disbursements of counsel for any Purchaser.

                           (c)      In the case of the registration effected by
the Company pursuant to these registration provisions, the Company will use its reasonable best efforts to: (i) keep such registration effective until the earlier of (a) the second anniversary of the date hereof, (b) such date as all of the Shares have been resold by the original Purchasers thereof, or (C) such time as all of the Shares held by the Purchasers can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Purchaser from time to time may reasonably request; (iv) cause all Shares registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (v) provide a transfer agent and registrar for all Shares registered pursuant to the Registration Statement and a CUSIP number for all such Shares; (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of the Company and otherwise use its best efforts to maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Shares are originally sold and (B) all other states reasonably specified in writing by a Purchaser, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

                           (d)      The Company shall furnish to each Purchaser
upon request a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Shares held by such Purchaser.

                           (e)      With a view to making available to the
Purchasers the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell Shares to the public without registration or pursuant to a registration on Form S-3, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the date hereof or (B) such date as all of the Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares without registration or pursuant to

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such Form S-3.

                           (f)       At any time the Company may refuse to
permit a Purchaser to resell any Shares pursuant to the Registration Statement; provided, however, that in order to exercise this right, the Company must deliver a certificate in writing to the Purchasers and the Placement Agent to the effect that a cessation of the ability to sell under, or a withdrawal of, such Registration Statement is necessary because a sale pursuant to the Registration Statement in its then-current form would constitute a violation of the federal securities laws. In such an event, the Company shall use its best efforts to promptly amend the Registration Statement if necessary and take all other actions necessary to allow such sale under the federal securities laws, and shall notify the Purchasers and the Placement Agent promptly after it has determined that such sale has become permissible under the federal securities laws. Each Purchaser hereby covenants and agrees that it will not sell any Shares pursuant to the Registration Statement during the periods the Registration Statement is withdrawn or the ability to sell thereunder is suspended as set forth in this Section 7.2(f).

                  7.3 INDEMNIFICATION AND CONTRIBUTION.

                           (a)      The Company agrees to indemnify and hold
harmless each Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon, any untrue statement of a material fact contained in the Registration Statement, on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse such Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Section 8.3 hereof, or (iii) any untrue statement in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

                           (b)      Each Purchaser, severally and not jointly,
agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, provided, however, that no Purchaser shall be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected, in writing, by such Purchaser and delivered to the Company before the sale from which such loss occurred, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Section 8.3 hereof, or (iii) any untrue statement in any prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser, and each Purchaser, severally and not jointly, will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that each Purchasers' obligations pursuant to this Section 7.3(b) shall be limited to the aggregate purchase price paid for Shares by such Purchaser.

                           (c)      Promptly after receipt by any indemnified
person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

                           (d)      If the indemnification provided for in this
Section 7.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claim, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the net amount received by the Purchaser from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective sales of Shares to which such loss relates and not joint.

                           (e)      The obligations of the Company and the
Purchasers under this Section 7.3 shall be in addition to any liability which the Company and the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Purchaser within the meaning of the Act.

                                    SECTION 8

                   RESTRICTIONS ON TRANSFERABILITY OF SHARES:
                         COMPLIANCE WITH SECURITIES ACT

                  8.1 RESTRICTIONS ON TRANSFERABILITY. The Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Shares in order to enforce the foregoing restrictions.

                  8.2 RESTRICTIVE LEGEND. Each certificate representing Shares shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

                  ADDITIONALLY THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE COMMON

                  STOCK PURCHASE AGREEMENT DATED ____________, 1997
                  BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL SUBSEQUENT HOLDERS OF THIS CERTIFICATE WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT, INCLUDING SECTIONS 7.2 AND 8.3 OF THE AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

                  The legend contained in this Section 8.2 may be removed from a certificate either in accordance with Section 8.3 or immediately upon receipt by the Transfer Agent of a certificate substantially in the form attached hereto as EXHIBIT D.

                  8.3 TRANSFER OF SHARES AFTER REGISTRATION. Each Purchaser hereby covenants with the Company not to make any sale of the Shares except either (i) in accordance with the Registration Statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, or (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144. Purchaser further acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Shares is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the Purchaser in the form attached hereto as EXHIBIT E.

                  8.4 PURCHASER INFORMATION. Each Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or such Purchaser's "Plan of Distribution."

                                    SECTION 9

                                  MISCELLANEOUS

                  9.1 WAIVERS AND AMENDMENTS. With the exception of Sections 7.1 and 7.2 hereof, the terms of this Agreement may be waived or amended with the written consent of the Company and each Purchaser. With respect to Sections 7.1 and 7.2 hereof, with the written consent of the Company and the record holders of more than fifty percent (50%) of the Shares then outstanding and held by Purchasers, the terms of the Agreement may be waived or amended and any such amendment or waiver shall be binding upon the Company and all holders of Shares.

                  9.2 PLACEMENT AGENT FEE. Each Purchaser acknowledges that the Company intends to pay a fee to Dillon, Reed & Co. Inc. in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers.

                  9.3 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York without any regard to conflicts of laws principles.

                  9.4 SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

                  9.5 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, no Purchaser shall assign this Agreement without the prior written consent of the Company.

                  9.6 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

                  9.7 NOTICES, ETC. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on Exhibit A or at such other address as the Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or
(i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number,
(ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail seven days after such notice or communication shall have been deposited in the United States mail.

                  9.8 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  9.10 FURTHER ASSURANCES. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.


                  9.11 TERMINATION. In the event that the Closing shall not have occurred on or before sixty (60) days from the date hereof, the Purchasers shall have the option to terminate this Agreement at the close of business on such date, and in the event that the Closing shall not have occurred on or before ninety (90) days from the date hereof, this Agreement shall terminate at the close of business on such date.

                  9.12 EXPENSES. The Company and each such Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.

                  9.13 CURRENCY. All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars.

                  The foregoing agreement is hereby executed as of the date first above written.

                                                     "COMPANY"

                                                     SANO CORPORATION
                                                     a Florida corporation

                                                     By:_______________________

                                                     Title:____________________

                                                     "PURCHASERS"

                                                     Name:_____________________

                                                     By:_______________________

                                                     Title:____________________


                                                     Name:_____________________

                                                     By:_______________________

                                                     Title:____________________


                                                     Name:_____________________

                                                     By:_______________________

                                                     Title:____________________

                                    EXHIBIT A

PURCHASER                             SHARES                     PURCHASE PRICE

                                    EXHIBIT B

                         INSTRUCTION SHEET FOR PURCHASER

                   (to be read in conjunction with the entire
                        Common Stock Purchase Agreement)

A.       Complete the following items in the Common Stock Purchase Agreement:

         1. Provide the information regarding the Purchaser requested on the signature page. The Agreement must be executed by an individual authorized to bind the Purchaser.

         2.       Exhibit B-1 - Stock Certificate Questionnaire:

                  Provide the information requested by the Stock Certificate Questionnaire;

         3.       Exhibit B-2 - Registration Statement Questionnaire:

                  Provide the information requested by the Registration Statement Questionnaire.

         4.       Exhibit B-3 - Purchaser Certificate:

                  Provide the information requested by the Certificate for Individual Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

         5. Return the signed Purchase Agreement including the properly completed Exhibit 4.2 to:

                                    Brobeck, Phleger & Harrison LLP
                                    1633 Broadway, 47th Floor
                                    New York, New York 10019
                                    Telephone: (212) 581-1600
                                    Attn: Nicholas Kontizas, Esq.

B. Instructions regarding the transfer of funds for the purchase of Shares will be telecopied to the Purchaser by the Placement Agent at a later date.

C. Upon the resale of the Shares by the Purchaser after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

                  (i) must deliver a current prospectus, and annual and quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at the Purchaser's request); and

                  (ii) must send a letter in the form of Exhibit D to the Company so that the Shares may be properly transferred.

                                   EXHIBIT B-1

                                SANO CORPORATION

                         STOCK CERTIFICATE QUESTIONNAIRE

                  Pursuant to Section 4.3 of the Agreement, please provide us with the following information:

1.       The exact name that the Shares are to be
         registered in (this is the name that will appear on
         the stock certificate(s)).  You may use a
         nominee name if appropriate:                           ---------------

2.       The relationship between the Purchaser of the
         Shares and the Registered Holder listed in
         response to item 1 above:                              ---------------

3.       The mailing address of the Registered Holder
         listed in response to item 1 above:                    ---------------

                                                                ---------------

                                                                ---------------

                                                                ---------------

4.       The Tax Identification Number of the Registered
         Holder listed in response to item 1 above:             ---------------

                                     B-1-1

                                   EXHIBIT B-2

                                SANO CORPORATION

                      REGISTRATION STATEMENT QUESTIONNAIRE

                  In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.

                  1. Please state your organization's name exactly as it should appear in the Registration Statement:

                  2. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the prospectus included in the Registration Statement?

                  ____ Yes                  ____  No

                  If yes, please indicate the nature of any such relationship below:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                                     B-2-1

                                   EXHIBIT B-3

                                SANO CORPORATION

                      CERTIFICATE FOR INDIVIDUAL PURCHASERS

                  If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.

                                   CERTIFICATE

                  I certify that the representations and responses below are true and accurate:

                  In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

                                    (1)     A natural person whose individual
net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                                    (2)     A natural person who had an
individual income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

                                    (3)     An executive officer or director of
the Company.

Dated:___________           ___________________________________________________
                            Name(s) of Purchaser

                            ___________________________________________________
                            Signature

                            ___________________________________________________
                            Signature

                                     B-3-1

                                   EXHIBIT B-4

                                SANO CORPORATION

                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,
                     TRUST, FOUNDATION AND JOINT PURCHASERS

                  If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

                                   CERTIFICATE

                  The undersigned certifies that the representations and responses below are true and accurate:

                  (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Common Stock Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.

                  (b) Indicate the form of entity of the undersigned:

                      ___________  Limited Partnership

                      ___________  General Partnership

                      ___________  Corporation

                      ___________  Revocable Trust (identify each grantor and
                                   indicate under what circumstances the trust
                                   is revocable by the grantor): _____________
                                   ___________________________________________
                                   ___________________________________________
                                   ___________________________________________
                                   _____________. (Continue on a separate piece of paper, if necessary.)

                      ___________  Other type of Trust (indicate type of trust
                                   and, for trusts other than pension trusts,
                                   name the grantors and beneficiaries):_______
                                   ____________________________________________
                                   ____________________________________________

                                     B-4-1

                                   _________. (Continue on a separate piece of paper, if necessary.)

                      ___________  Other form of organization (indicate form
                                   of organization (___________________________
                                   ______________________).

                  (c) Indicate the approximate date the undersigned entity was formed:_______________________________.

                  (d) In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

                                    1.      A bank as defined in Section 3(a)(2)
                           of the Securities Act, or any savings and loan association or other institution as defined in
                           Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

                                    2.      A broker or dealer registered
                           pursuant to Section 15 of the Securities Exchange Act of 1934;

                                    3.      An insurance company as defined in
                           Section 2(13) of the Securities Act;

                                    4.      An investment company registered
                           under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

                                    5.      A Small Business Investment Company
                           licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

                                    6.      A plan established and maintained
                           by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

                                    7. An employee benefit plan within the
                           meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                                     B-4-2

                                    8. A private business development company
                           as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                                    9. An organization described in Section
                           501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

                                    10. A trust, with total assets in excess of
                           $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Exchange Act;

                                    11. An entity in which all of the equity
                           owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:
                           ____________________________________________________
                           ____________________________________________________
                           ____________________________________________________
                           ____________________________________________________.
                           (Continue on a separate piece of paper, if necessary.)

Dated: _________________________, 19__

___________________________________________________
Name of investor

___________________________________________________
Signature and title of authorized officer, partner or trustee

                                     B-4-3

                                    EXHIBIT C

                           OPINION OF COMPANY COUNSEL

                           (a)      the Company is a corporation validly
existing and in good standing under the laws of the jurisdiction of its incorporation;

                           (b)      the Company has corporate power and
authority to enter into this Agreement and to issue, sell and deliver to the Purchasers the Shares to be issued and sold by it hereunder.

                           (c)      This Agreement has been duly authorized by
all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

                           (d)      The performance by the Company of this
Agreement and the consummation by the Company of the transactions herein contemplated will not (i) contravene any provision of the Company's charter or bylaws or of any applicable statute, rule or regulation, or (ii) to the knowledge of counsel, result in the material breach or violation of any of the terms and provisions, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which its properties are bound, or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations; provided however, that no opinion need be rendered concerning state or foreign securities or Blue Sky laws.

                           (e)      This Agreement constitutes a legal, valid
and binding obligation of the Company, enforceable against the Company according to its terms, except as rights to indemnity and contribution may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles; and

                           (f)      the Shares to be issued by the Company
pursuant to the terms of this Agreement will be, upon issuance and delivery against payment therefor in accordance with the terms hereof and thereof, duly authorized and validly issued and fully paid and nonassessable, and the stockholders of the Company have no preemptive or other rights to purchase any of the Shares.

                                    EXHIBIT D

                     PURCHASER'S LEGEND REMOVAL CERTIFICATE

To:      American Stock Transfer & Trust Company
         40 Wall Street
         New York, New York 10005

         Attention:  Isaac Kagan

                  The undersigned, the Purchaser or an officer of, or other person duly authorized by the Purchaser, hereby certifies that ________________
institution was the                                  (fill in name of Purchaser)
Purchaser of the Shares evidenced by the attached certificate, and in order to induce the Company to remove the legends contained on the certificates representing the Common Stock purchased by such Purchaser, Purchaser will sell such Shares (i) in accordance with the registration statement, file number ___________in which case the Purchaser will satisfy the requirement of delivering a current prospectus in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933 ("Rule 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:

         Name of Purchaser:          __________________________________________

         Name of Individual
         representing
         Purchaser (if an
         Institution):               __________________________________________

         Title of Individual
         representing
         Purchaser (if an
         Institution):               __________________________________________

Signature by:

         Purchaser or
         Individual representing
         Purchaser:                  __________________________________________

                                    EXHIBIT E

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

To:      American Stock Transfer & Trust Company
         40 Wall Street
         New York, New York 10005

         Attention:  Isaac Kagan

                  The undersigned, the Purchaser or an officer of, or other person duly authorized by the Purchaser, hereby certifies that _______________________________ institution was the
 (fill in name of Purchaser)
Purchaser of the Shares evidenced by the attached certificate, and as such, proposes to transfer such Shares on or about ________________________________
either (i) in accordance with the                        (date)
registration statement, file number _________, in which case the Purchaser certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933 ("Rule 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:

         Name of Purchaser:          __________________________________________

         Name of Individual
         representing
         Purchaser (if an
         Institution):               __________________________________________

         Title of Individual
         representing
         Purchaser (if an
         Institution):               __________________________________________

Signature by:

         Purchaser or
         Individual representing
         Purchaser:                  __________________________________________

                                      E-1